Exhibit 99.1

Fitbit Reports 2019 Fourth Quarter and Full Year Results

•	Fitbit Reports $502 Million Q4’19 Revenue and $1.43 Billion FY’19 Revenue

•	Added 2 Million Active Users Increasing Total to 29.6 Million, Grew Devices Sold 15%

SAN FRANCISCO — February 20, 2020 - Fitbit, Inc. (NYSE:FIT) today reported revenue of $502 million, GAAP net loss per share of $(0.46), non-GAAP net loss per share of $(0.12), GAAP net loss of $(121) million, non-GAAP net loss of $(31) million, cash flow from operations of $28 million and free cash flow of $18 million for its fourth quarter of 2019.

For the full year 2019, Fitbit reported revenue of $1.43 billion, GAAP net loss per share of $(1.25), non-GAAP net loss per share of $(0.51), GAAP net loss of $(321) million, non-GAAP net loss of $(132) million, cash flow utilized in operations of $(157) million and cash consumption of $(193) million.

“In 2019, we continued to advance our mission of making health accessible to more people around the world by delivering devices, software and services at affordable prices that help improve peoples’ health,” said James Park, co-founder and CEO. “As a result, we sold 16 million devices and our smartwatch business grew 45 percent at retail, due to strong demand for Versa 2. Our community of active users increased to nearly 30 million, and Fitbit Health Solutions grew 17 percent, underscoring the strength of the Fitbit brand. We also launched our new Premium membership, Fitbit’s most personalized experience yet and are seeing improving retention and engagement due to its actionable guidance and coaching. Looking ahead, we expect to grow our higher margin revenue streams in 2020.”

Fourth Quarter and Full Year 2019 Financial Summary

	For the Three Months Ended		For the Twelve Months Ended
In millions, except percentages and per share amounts	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP Results
Revenue	$502.1	$571.2	$1,434.8	$1,512.0
Gross Margin	24.3%	38.0%	29.8%	39.9%
Net Income (Loss)	$(120.8)	$15.4	$(320.7)	$(185.8)
Net Income (Loss) Per Share	$(0.46)	$0.06	$(1.25)	$(0.76)
Non-GAAP Results
Gross Margin	26.3%	38.7%	31.2%	40.9%
Net Income (Loss)	$(31.5)	$36.3	$(132.0)	$(48.8)
Net Income (Loss) Per Share	$(0.12)	$0.14	$(0.51)	$(0.20)
Adjusted EBITDA	$(34.9)	$49.6	$(128.3)	$(31.4)
Devices Sold	6.0	5.6	16.0	13.9

For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below. Please note that certain terms used here, including “active user,” “activations,” and “repeat users,” are defined in our Annual Report on Form 10-K for the full year ended December 31, 2018 or our most recently filed Quarterly Report on Form 10-Q.

Fourth Quarter 2019 Financial Highlights

•
Sold 6 million wearable devices, up 8% year-over-year. Average selling price decreased 19% year-over-year to $81 per device, driven by the introduction of more accessible and affordable devices and higher promotions.

•
International revenue declined 7% year-over-year to $226 million with EMEA up 2% to $153 million, Americas excluding the U.S. down 2% to $44 million and APAC down 40% to $29 million, all on a year-over-year basis.

•	U.S revenue decreased 16% to $276 million and represented 55% of total revenue.

•	New devices introduced in 2019, Fitbit Versa 2TM, Fitbit Versa LiteTM ,Fitbit InspireTM, Fitbit Inspire HRTM, Fitbit Ace 2TM, and Fitbit Aria AirTM represented 72% of revenue.

•
GAAP gross margin was 24.3%, and non-GAAP gross margin was 26.3%. Gross margin declined year-over- year driven by the device mix shift towards smartwatches, higher promotions, tariffs, and the absence of a benefit from the release of warranty accruals associated with certain products in 2018.

•	GAAP operating expenses represented 47% of revenue, and non-GAAP operating expenses represented 35% of revenue.

Full Year 2019 Financial Highlights

•
Sold 16.0 million wearable devices, up 15% year-over-year. Average selling price decreased 17% year-over-year to $87 per device, driven by our decision to introduce more accessible and affordable devices, device mix, and promotions.

•	39% of all activations came from repeat customers; of repeat customers, 54% came from customers who were inactive during a prior period

•
U.S revenue decreased 9% year-over-year to $799 million and represented 56% of total revenue. International revenue was flat year-over-year to $636 million with EMEA up 7% to $410 million, Americas excluding the U.S. down 6% to $95 million and APAC down 11% to $130 million, all on a year-over-year basis, respectively.

•	Revenue from Fitbit.com was $143 million, representing 10% of revenue.

•	The Fitbit Health Solutions business grew 17% year-over-year to $95 million in revenue.

•	New devices introduced in 2019, Fitbit Versa 2TM, Fitbit Versa LiteTM ,Fitbit InspireTM, Fitbit Inspire HRTM, Fitbit Ace 2TM, and Fitbit Aria AirTM represented 55% of revenue.

•
GAAP gross margin was 29.8%, and non-GAAP gross margin was 31.2%. Gross margin declined year-over- year driven by the shift in device mix towards smartwatches, higher promotions, tariffs, and the absence of a benefit from the release of warranty accruals associated with certain products in 2018.

•	GAAP operating expenses declined 6% and non-GAAP operating expense declined 10%, each year-over-year, respectively.

•	Cash, cash equivalents, and marketable securities totaled $519 million as of December 31, 2019, compared with $723 million as of December 31, 2018.

Full Year Operational Highlights

•	Active users grew 7% to 29.6 million from 27.6 million as of December 31, 2018, driven by the introduction of more accessible and affordable devices and improved retention and engagement of our users.

•	Smartwatch devices sold grew 27% to 50% of revenue, up from 44% of revenue in 2018. Maintained the #2 selling smartwatch position in the U.S.

•	Tracker devices sold increased 9% to 49% of revenue, down from 53% of revenue in 2018.

•	Launched Fitbit Premium, exited 2019 with improving consumer retention and engagement results.

•
Fitbit Health Solutions launched a national health program, increased its coverage of Medicaid plans with the signing of Wellcare of Georgia and expansion of UHC Medicare Advantage program, and rolled out a chronic condition coaching platform. Fitbit also announced disease detection partnerships with the BMS / Pfizer Alliance and Fibricheck.

•	Headcount totaled 1,684 employees as of December 31, 2019, with 56% of employees in research and development.

Additional Highlights and Information

•
Fitbit announced its entry into a Merger Agreement with Google LLC on November 1, 2019. Upon close of the all-cash transaction, Fitbit stockholders will receive $7.35 per share in cash, valuing the company at a fully diluted equity value of approximately $2.1 billion.

•	Fitbit stockholders approved the transaction on January 3, 2020.

•
Regulatory review of the transaction is ongoing, and we expect Fitbit and Google to secure the necessary regulatory approvals and close the transaction in 2020. Prior to closing, we do not expect to provide any additional updates on the regulatory process other than during subsequent quarterly earnings reports.

•	Due to the pending acquisition by Google, Fitbit does not plan to host an earnings conference call nor provide forward looking guidance.

Forward Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: the anticipated continued growth of our community of users; the anticipated growth of our premium software subscription platform; any statements regarding the expected timing of the completion of the transaction with Google; the ability of Google and us to complete the proposed transaction considering the various conditions to the transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; any statements concerning the expected development or competitive performance relating to Fitbit’s products and services; and any statements of assumptions underlying any of the foregoing. A number of important factors and uncertainties could cause actual results or events to differ materially from those described in these forward-looking statements, including without limitation: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; the impact of the COVID-19 outbreak on the development, manufacturing, and shipment of our products, and on global economic conditions and consumer confidence and spending; our ability to anticipate and satisfy consumer preferences in a timely and cost-effective manner; our ability to successfully develop, timely introduce, and achieve retail and customer acceptance of new products and services, or enhance existing products and services, including software and subscription services; our ability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and avoid unexpected delays; our ability to detect, prevent or fix quality issues in our products and services; our ability to attract and retain employees; our reliance on third-party suppliers, contract manufacturers, and logistics providers and our limited control over such parties; delays in procuring components and product from third parties or their suppliers; the ability of third parties to successfully manufacture and ship quality products in a timely manner; seasonality of demand; the concentrated nature of our retailer and distributor base; product liability issues, security breaches or other defects that may adversely affect product performance and overall market acceptance of our products and services; our ability to integrate acquired technologies and employees of acquired businesses into our operations, particularly in new geographies; warranty claims; the relatively new and unproven market for trackers and wearable devices; the ability of our channel partners to sell our products; litigation and related costs; the impact of privacy and data security laws; changes in tax laws; the impact of tariffs; other general market, political, economic and business conditions, including an epidemic such as the COVID-19 outbreak; the failure to satisfy any of the conditions to the consummation of the proposed transaction with Google, including the receipt of certain governmental and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against us related to the Merger Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the occurrence of a Company Material Adverse Effect (as defined in the Merger Agreement).

Additional risks and uncertainties are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2018 and our most recently filed Quarterly Report on Form 10-Q which are available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. Once filed with the SEC, additional information will be set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on such statements.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating loss before income taxes, non-GAAP net loss, non-GAAP basic/diluted net loss per share, free cash flow, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically stock-based compensation expense, depreciation, amortization of intangible assets, interest income, net, acquisition-related costs, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•
Acquisition-related costs relates to acquisition retention bonuses, integration costs, advisory and consulting, legal, accounting, tax, other professional service fees, and SEC filing fees to the extent associated with the pending Merger or our acquisition of other companies.

•
Restructuring costs primarily included severance-related costs. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Litigation expense relates to legal costs incurred due to litigation with Aliphcom, Inc. d/b/a Jawbone. We exclude these expenses because we do not believe they have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters.

•
Amortization of intangible assets relates to our acquisitions of FitStar, Pebble, Vector and Twine Health. We exclude these amortization expenses because we do not believe they have a direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures such as stock-based compensation, amortization of intangibles, restructuring and valuation allowance in order to provide a more meaningful measure of non-GAAP net loss.

•
We define free cash flow as net cash provided by (used in) operating activities less purchase of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in our business and strengthening the balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. Free cash flow is not prepared in accordance with U.S. GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP.

About Fitbit, Inc. (NYSE: FIT)
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. Fitbit designs products and experiences that track and provide motivation for everyday health and fitness. Fitbit’s diverse line of innovative and popular products include Fitbit Charge 3™, Fitbit Inspire HR™, Fitbit Inspire™, and Fitbit Ace 2™ activity trackers, as well as the Fitbit Ionic™ and Fitbit Versa™ family of smartwatches, Fitbit Flyer™ wireless headphones, and Fitbit Aria™ family of connected scales. Fitbit products are carried in approximately 39,000 retail stores and in over 100 countries around the globe. Powered by one of the world’s largest health and fitness social networks and databases of health and fitness data, the Fitbit platform delivers personalized experiences, insights and guidance through leading software and interactive tools, including the Fitbit and Fitbit Coach apps, and Fitbit OS for smartwatches. Fitbit Health Solutions develops health and wellness solutions designed to help increase engagement, improve health outcomes, and drive a positive return for employers, health plans and health systems.

Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the United States and other countries. Additional Fitbit trademarks can be found at www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners.

Connect with us on Facebook, Instagram or Twitter and share your Fitbit experience.

Investor Contact:

Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:

Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Revenue	$502,142	$571,199	$1,434,788	$1,511,983
Cost of revenue	380,089	354,272	1,007,116	908,404
Gross profit	122,053	216,927	427,672	603,579
Operating expenses:
Research and development	86,703	75,946	300,354	332,169
Sales and marketing	106,828	104,518	329,800	344,091
General and administrative	43,591	25,516	118,231	116,627
Total operating expenses	237,122	205,980	748,385	792,887
Operating income (loss)	(115,069)	10,947	(320,713)	(189,308)
Interest income, net	1,815	2,209	10,291	7,808
Other income (expense), net	115	(276)	1,357	(2,642)
Loss before income taxes	(113,139)	12,880	(309,065)	(184,142)
Income tax expense (benefit)	7,696	(2,492)	11,646	1,687
Net income (loss)	$(120,835)	$15,372	$(320,711)	$(185,829)
Net income (loss) per share:
Basic	$(0.46)	$0.06	$(1.25)	$(0.76)
Diluted	$(0.46)	$0.06	$(1.25)	$(0.76)
Shares used to compute net income (loss) per share:
Basic	261,693	249,973	257,500	244,603
Diluted	261,693	260,399	257,500	244,603

FITBIT, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 31, 2019	December 31, 2018

Assets
Current assets:
Cash and cash equivalents	$334,479	$473,956
Marketable securities	184,023	249,493
Accounts receivable, net	435,269	414,209
Inventories	136,752	124,871
Income tax receivable	573	6,957
Prepaid expenses and other current assets	28,656	42,325
Total current assets	1,119,752	1,311,811
Property and equipment, net	82,756	106,286
Operating lease right-of use-assets	70,225	—
Goodwill	64,812	60,979
Intangible assets, net	16,746	23,620
Deferred tax assets	4,111	4,489
Other assets	9,684	8,362
Total assets	$1,368,086	$1,515,547
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$194,626	$251,657
Accrued liabilities	513,530	437,234
Operating lease liabilities	23,511	—
Deferred revenue	32,307	29,400
Income taxes payable	636	1,092
Total current liabilities	764,610	719,383
Long-term deferred revenue	8,535	7,436
Long-term operating lease liabilities	67,902	—
Other liabilities	39,776	52,790
Total liabilities	880,823	779,609

Stockholders’ equity:
Class A and Class B common stock	26	25
Additional paid-in capital	1,126,827	1,055,046
Accumulated other comprehensive income (loss)	187	(66)
Accumulated deficit	(639,777)	(319,067)
Total stockholders’ equity	487,263	735,938
Total liabilities and stockholders’ equity	$1,368,086	$1,515,547

FITBIT, INC.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Cash Flows from Operating Activities
Net income (loss)	$(120,835)	$15,372	$(320,711)	$(185,829)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for doubtful accounts	268	19	297	56
Provision for excess and obsolete inventory	848	2,809	6,011	11,828
Depreciation	10,924	13,501	54,139	48,889
Non-cash lease expense	1,209	—	19,170
Accelerated depreciation of property and equipment	37	218	206	7,731
Amortization of intangible assets	2,599	2,060	8,699	7,926
Amortization of issuance costs and discount on debt	—	475	—	785
Stock-based compensation	18,564	23,396	77,739	97,009
Deferred income taxes	(234)	(858)	384	(2,548)
Impairment of equity investment	—	—	—	6,000
Other	565	(392)	515	(1,395)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(89,930)	(88,263)	(21,313)	(8,036)
Inventories	107,029	67,204	(18,471)	(12,860)
Prepaid expenses and other assets	3,269	2,558	15,141	125,914
Fitbit force recall reserve	(243)	(50)	(1)	(445)
Accounts payable	(64,386)	18,850	(52,560)	35,207
Accrued liabilities and other liabilities	154,267	52,478	93,262	(11,978)
Lease liabilities	(1,914)	.	(22,889)	—
Deferred revenue	6,592	4,027	4,006	(5,622)
Income taxes payable	(349)	(5,078)	(456)	575
Net cash provided by (used in) operating activities	28,280	108,326	(156,832)	113,207
Cash Flows from Investing Activities
Purchase of property and equipment	(10,254)	(12,706)	(36,531)	(52,880)
Purchases of marketable securities	(59,610)	(104,684)	(347,579)	(353,948)
Sales of marketable securities	7,108	1,038	9,124	9,983
Maturities of marketable securities	83,464	75,918	405,596	433,594
Acquisition, net of cash acquired	(2,224)	(2,250)	(4,849)	(19,253)
Net cash provided by (used in) investing activities	18,484	(42,684)	25,761	17,496
Cash Flows from Financing Activities
Repayment of debt	(550)	—	(550)	(747)
Payment of financing lease liability	(464)	—	(2,703)	—
Proceeds from issuance of common stock	5,974	9,829	13,018	21,470
Taxes paid related to net share settlement of restricted stock units	(4,676)	(3,752)	(18,171)	(19,436)
Net cash provided by (used in) financing activities	284	6,077	(8,406)	1,287
Net increase (decrease) in cash and cash equivalents	47,048	71,719	(139,477)	131,990
Cash and cash equivalents at beginning of period	287,431	402,237	473,956	341,966
Cash and cash equivalents at end of period	$334,479	$473,956	$334,479	$473,956

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Non-GAAP gross profit:
GAAP gross profit	$122,053	$216,927	$427,672	$603,579
Stock-based compensation expense	2,006	2,183	6,403	7,312
Impact of restructuring	—	—	190	—
Acquisition-related costs	5,638	—	5,638	—
Intangible assets amortization	2,392	1,853	7,872	7,189
Non-GAAP gross profit	$132,089	$220,963	$447,775	$618,080

Non-GAAP gross margin (as a percentage of revenue):
GAAP gross margin	24.3%	38.0%	29.8%	39.9%
Stock-based compensation expense	0.4	0.4	0.4	0.5
Impact of restructuring	—	—	—	—
Acquisition-related costs	1.1	—	0.4	—
Intangible assets amortization	0.5	0.3	0.6	0.5
Non-GAAP gross margin	26.3%	38.7%	31.2%	40.9%

Non-GAAP research and development:
GAAP research and development	$86,703	$75,946	$300,354	$332,169
Stock-based compensation expense	(10,418)	(13,330)	(44,855)	(57,188)
Impact of restructuring	—	—	(1,550)	—
Acquisition-related costs	(18,411)	—	(18,411)	—
Non-GAAP research and development	$57,874	$62,616	$235,538	$274,981

Non-GAAP sales and marketing expense:
GAAP sales and marketing	$106,828	$104,518	$329,800	$344,091
Stock-based compensation expense	(2,685)	(3,730)	(11,585)	(14,726)
Impact of restructuring	—	—	(589)	—
Acquisition-related costs	(4,222)	—	(4,222)	—
Intangible assets amortization	(135)	(135)	(541)	(451)
Non-GAAP sales and marketing	$99,786	$100,653	$312,863	$328,914

Non-GAAP general and administrative expense:
GAAP general and administrative	$43,591	$25,516	$118,231	$116,627
Stock-based compensation expense	(3,455)	(4,153)	(14,896)	(17,783)
Litigation expense	—	—	—	(765)
Impact of restructuring	—	—	(129)	—
Acquisition-related costs	(19,719)	—	(19,719)	—
Intangible assets amortization	(71)	(73)	(285)	(286)
Non-GAAP general and administrative	$20,346	$21,290	$83,202	$97,793

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Non-GAAP operating expenses:
GAAP operating expenses	$237,122	$205,980	$748,385	$792,887
Stock-based compensation expense	(16,558)	(21,213)	(71,336)	(89,697)
Litigation expense	—	—	—	(765)
Impact of restructuring	—	—	(2,268)	—
Acquisition-related costs	(42,352)	—	(42,352)	—
Intangible assets amortization	(206)	(208)	(826)	(737)
Non-GAAP operating expenses	$178,006	$184,559	$631,603	$701,688

Non-GAAP operating income (loss) and income (loss) before income taxes:
GAAP operating income (loss)	$(115,069)	$10,947	$(320,713)	$(189,308)
Stock-based compensation expense	18,564	23,396	77,739	97,009
Litigation expense	—	—	—	765
Impact of restructuring	—	—	2,458	—
Acquisition-related costs	47,990	—	47,990	—
Intangible assets amortization	2,598	2,061	8,698	7,926
Non-GAAP operating income (loss)	(45,917)	36,404	(183,828)	(83,608)
Interest income, net	1,815	2,209	10,291	7,808
Other income (expense), net	115	(276)	1,357	3,358
Non-GAAP income (loss) before income taxes	$(43,987)	$38,337	$(172,180)	$(72,442)

Non-GAAP net income (loss) and net income (loss) per share:
Net income (loss)	$(120,835)	$15,372	$(320,711)	$(185,829)
Stock-based compensation expense	18,564	23,396	77,739	97,009
Litigation expense	—	—	—	765
Impact of restructuring	—	—	2,458	—
Acquisition-related costs	47,990	—	47,990	—
Impairment of equity investment	—	—	—	6,000
Intangible assets amortization	2,598	2,061	8,698	7,926
Income tax effect of non-GAAP adjustments	20,193	(4,481)	51,808	25,330
Non-GAAP net income (loss)	$(31,490)	$36,348	$(132,018)	$(48,799)

GAAP diluted shares	261,693	249,973	257,500	244,603
Other dilutive equity awards	—	10,426	—	—
Non-GAAP diluted shares	261,693	260,399	257,500	244,603
Non-GAAP diluted net income (loss) per share	$(0.12)	$0.14	$(0.51)	$(0.20)

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Free cash flow:
Net cash provided by (used in) operating activities	$28,280	$108,326	$(156,832)	$113,207
Purchases of property and equipment	(10,254)	(12,706)	(36,531)	(52,880)
Free cash flow	$18,026	$95,620	$(193,363)	$60,327
Net cash provided by (used in) investing activities	$18,484	$(42,684)	$25,761	$17,496
Net cash provided by (used in) financing activities	$284	$6,077	$(8,406)	$1,287

Adjusted EBITDA:
Net income (loss)	$(120,835)	$15,372	$(320,711)	$(185,829)
Stock-based compensation expense	18,564	23,396	77,739	97,009
Litigation expense	—	—	—	765
Impact of restructuring	—	—	2,458	—
Acquisition-related costs	47,990	—	47,990	—
Impairment of equity investment	—	—	—	6,000
Depreciation and intangible assets amortization	13,522	15,561	62,836	56,815
Interest income, net	(1,815)	(2,209)	(10,291)	(7,808)
Income tax expense (benefit)	7,696	(2,492)	11,646	1,687
Adjusted EBITDA	$(34,878)	$49,628	$(128,333)	$(31,361)

Stock-based compensation expense:
Cost of revenue	$2,006	$2,183	$6,403	$7,312
Research and development	10,418	13,330	44,855	57,188
Sales and marketing	2,685	3,730	11,585	14,726
General and administrative	3,455	4,153	14,896	17,783
Total stock-based compensation expense	$18,564	$23,396	$77,739	$97,009

FITBIT, INC.
Revenue by Geographic Region
(In thousands)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
United States	$276,409	$328,416	$799,016	$880,534
Americas, excluding United States	43,734	44,545	94,961	101,282
Europe, Middle East, and Africa	152,873	149,503	410,485	384,196
Asia Pacific	29,126	48,735	130,326	145,971
Total	$502,142	$571,199	$1,434,788	$1,511,983